Offer of Purchase and Sale


                                                                     EXHIBIT 2.1







                           OFFER OF PURCHASE AND SALE

                                  by and among

                              STOCKER & YALE, INC.
                                    as Buyer

                                  LASIRIS, INC.
                                   the Company

                                       and

                         The Stockholders of the Company

                     and certain other parties named herein



                                 March 14, 1998



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Offer of Purchase and Sale


                           OFFER OF PURCHASE AND SALE

                                      INDEX
                                      -----
                                                                         Page
                                                                         ----

 SECTION 1.   SALE OF SHARES AND PURCHASE PRICE.............................1
         1.1  Offer of Purchase and Sale of Company Stock...................1
         1.2  Offer of Purchase and Sale of SPEQ Stock......................1
         1.3  Purchase Price and Payment....................................2
         1.4  Time and Place of Closing.....................................2
         1.5  SPEQ Stockholders' Representative.............................2
         1.6  Employees.....................................................4
         1.7  Further Assurances............................................4
         1.8  Transfer Taxes................................................4

 SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                AND STOCKHOLDERS............................................4
         2.1  Making of Representations and Warranties......................4
         2.2  Organization and Qualifications of the Company................4
         2.3  Capital Stock of the Company; Beneficial Ownership............5
         2.4  Subsidiaries..................................................6
         2.5  Authority of the Company and the Stockholders.................6
         2.6  No Conflicts..................................................6
         2.7  Real and Personal Property....................................7
         2.8  Financial Statements..........................................9
         2.9  Taxes.........................................................9
         2.10 Collectibility of Accounts Receivable........................10
         2.11 Inventories..................................................11
         2.12 Absence of Certain Changes...................................11
         2.13 Ordinary Course..............................................13
         2.14 Approvals; Consents..........................................13
         2.15 Banking Relations............................................13
         2.16 Intellectual Property........................................13
         2.17 Contracts....................................................15
         2.18 Litigation...................................................17
         2.19 Compliance with Laws.........................................17
         2.20 Insurance....................................................17
         2.21 Powers of Attorney...........................................18
         2.22 Finder's Fee.................................................18
         2.23 Permits; Burdensome Agreements...............................18
         2.24 Corporate Records; Copies of Documents.......................18
         2.25 Transactions with Interested Persons.........................18
         2.26 Employee Benefit Programs....................................18
         2.27 Environmental Matters........................................20
         2.28 List of Directors and Officers...............................21
         2.29 Backlog......................................................21


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Offer of Purchase and Sale

                                                                           Page
                                                                           ----

         2.30 Employees; Labor Matters.......................................22
         2.31 Customers, Distributors and Suppliers..........................23
         2.32 Transfer of Shares.............................................23
         2.33 Stock Repurchase...............................................23
         2.34 Hart -Scott Rodino.............................................23

 SECTION 3.   COVENANTS OF THE COMPANY AND THE PRINCIPAL
                 STOCKHOLDERS................................................24
         3.1  Making of Covenants and Agreements.............................24
         3.2  Cooperation....................................................24
         3.3  Consents.......................................................24
         3.4  Notice of Default..............................................24
         3.5  Conduct of Business............................................24
         3.6  Acquisition Proposals..........................................26
         3.7  Transfers of Shares; Voting....................................26
         3.8  Confidentiality................................................27
         3.9  Tax Returns....................................................27
         3.10 Options and Other Rights.......................................27
         3.11 Consummation of Agreement......................................27

 SECTION 4.   REPRESENTATIONS AND WARRANTIES OF BUYER........................27
         4.1  Making of Representations and Warranties.......................27
         4.2  Organization of Buyer..........................................28
         4.3  Authority of Buyer.............................................28
         4.4  Litigation.....................................................28
         4.5  Finder's Fee...................................................28

 SECTION 5.   COVENANTS OF BUYER.............................................29
         5.1  Making of Covenants and Agreements.............................29
         5.2  Formation of Canco.............................................29
         5.3  Execution of Contracts.........................................29
         5.4  Consents.......................................................29
         5.5  Confidentiality................................................30
         5.6  Conduct of Business............................................30

 SECTION 6.   CONDITIONS.....................................................30
         6.1  Conditions to the Obligations of Buyer.........................30
         6.2  Conditions to Obligations of the Company and the Stockholders..33

 SECTION 7.   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED....................35
         7.1  Termination....................................................35
         7.2  Effect of Termination..........................................35

 SECTION 8.   RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING...................36
         8.1  Survival of Warranties.........................................36



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Offer of Purchase and Sale

                                                                           Page
                                                                           ----

 SECTION 9.    INDEMNIFICATION...............................................36
         9.1   Indemnification by the Stockholders...........................36
         9.2   Limitations on Indemnification by the Stockholders............37
         9.3   Indemnification by Buyer......................................37
         9.4   Limitation on Indemnification by Buyer........................38
         9.5   Insurance Proceeds............................................38
         9.6   Notice; Defense of Claims.....................................38
         9.7   Satisfaction of Stockholder Indemnification Obligations.......39

 SECTION 10.   MISCELLANEOUS.................................................39
         10.1  Fees and Expenses.............................................39
         10.2  Governing Law.................................................40
         10.3  Notices.......................................................40
         10.4  Entire Agreement..............................................40
         10.5  Assignability; Binding Effect.................................41
         10.6  Captions and Gender...........................................41
         10.7  Execution in Counterparts.....................................41
         10.8  Amendments....................................................41
         10.9  Publicity and Disclosures.....................................41
         10.10 Consent to Jurisdiction.......................................41
         10.11 Specific Performance..........................................41
         10.12 Attorneys' Fees...............................................42
         10.13 No Third-Party Beneficiaries..................................42
         10.14 Further Assurances............................................42
         10.15 Currency......................................................42
         10.16 Preparation of Exhibits.......................................42
         10.17 Language......................................................42



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Offer of Purchase and Sale


                         List of Exhibits and Schedules
                         ------------------------------

Exhibit A: List of Stockholders, Stockholdings and Consideration to be Paid

        B:   Lasiris Corporate Reorganization

        C:   Form of Escrow Agreement

        D:   Confidentiality Agreement

        E-1: Form of Canco's Articles of Incorporation

        E-2: Form of Canco's Bylaws

        F:   Form of Opinion of Counsel for the Company and the Stockholders

        G:   Form of Employment Agreements

        H-1: Form of General Release to be executed by each of the Stockholders

        H-2: Form of General Release to be executed by each of the SPEQ
             Stockholders

        I:   Stockholders' Agreement

        J:   Support Agreement

        K:   Opinion of Counsel for Buyer

Schedule 2.3(a)    Company Voting Agreements, etc.
         2.3(b)    SPEQ Voting Agreements, etc.
         2.6       Conflicts of Company, SPEQ and the Stockholders
         2.7(a)    Real Property
         2.7(b)    Personal Property
         2.8       Financial Statements
         2.9       Tax Disclosures
         2.10      Accounts Receivable
         2.11      Inventories
         2.12      Absence of Changes
         2.14      Consents
         2.15      Banking Arrangements
         2.16      Intellectual Property
         2.17      Contracts, etc.
         2.18      Litigation
         2.19      Compliance with Laws
         2.20      Insurance
         2.23      Permits, Burdensome Agreements
         2.25      Transactions with Interested Persons
         2.26      Employee Benefit Programs
         2.27      Environmental Matters
         2.28(a)   Officers and Directors
         2.29      Backlog
         2.30      Labor Matters


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Offer of Purchase and Sale


         2.31      Customers, Distributors and Suppliers
         3.3       Consents
         3.12      Modifications to Employment Terms
         4.4       Litigation of Buyer
         4.7       Conflicts of Buyer
         6.1(n)    Directors and Officers

Offer of Purchase and Sale


                           OFFER OF PURCHASE AND SALE

     THIS OFFER OF PURCHASE AND SALE (the "Agreement") is made and entered into as of March 14, 1998 by and among Stocker & Yale, Inc. (the "Buyer"), a Massachusetts corporation; Lasiris, Inc., a Canadian corporation (together with its subsidiaries, if any, the "Company"); Mr. Alain Beauregard ("Beauregard"), Mr. Luc Many ("Many") (Beauregard and Many are referred to herein, collectively as the "Principal Stockholders" and individually as a "Principal Stockholder"); and the holders of the capital stock of 2620-1483 Quebec Inc. ("SPEQ") listed on Exhibit A attached hereto (the "SPEQ Stockholders") (the Principal Stockholders and the SPEQ Stockholders are referred to herein, collectively, as the "Stockholders" and individually as a "Stockholder").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, Buyer desires to purchase all of the issued and outstanding shares of the capital stock of the Company;

     WHEREAS, Beauregard, Many and SPEQ own all of the issued and outstanding shares of the capital stock of the Company as set forth on Exhibit A attached hereto;

     WHEREAS, the parties agree to fully implement, prior to the Closing Date, the corporate reorganization of the Company substantially as proposed by Gaignard & Associes, and described in Exhibit B attached hereto (the "Lasiris Corporate Reorganization");

     WHEREAS, following the execution and delivery of this offer, Buyer shall form a wholly-owned Canadian subsidiary ("Canco") and Buyer shall cause Canco to purchase the shares of the Company and the shares of SPEQ in accordance with the terms of the present offer and the Lasiris Corporate Reorganization.

     NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties herein contained, the parties hereto agree as follows:

SECTION 1. SALE OF SHARES AND PURCHASE PRICE.
---------------------------------------------

     1.1 Offer of Purchase and Sale of Company Stock. Upon the terms and subject to the conditions set forth below, Buyer hereby offers to purchase from Beauregard and Many, and each of Beauregard and Many agrees to sell, assign and transfer to Buyer, on the Closing Date, all of the shares of the capital stock of the Company (the "Company Stock") owned by them or in any holding corporation newly formed by them to own shares in the Company, all in accordance with the terms of this Agreement and the Lasiris Corporate Reorganization, free and clear of any and all liens, encumbrances or adverse interests of any kind.

     1.2 Offer of Purchase and Sale of SPEQ Stock. Upon the terms and subject to the conditions set forth below, Buyer hereby offers to purchase from the SPEQ Stockholders all of the issued and outstanding shares of the capital stock of SPEQ (the "SPEQ Stock") and each SPEQ Stockholder hereby agrees to sell, assign and transfer to Buyer, at the Closing Date, all


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Offer of Purchase and Sale


of the shares of SPEQ Stock, in accordance with the terms of this Agreement and the Lasiris Corporate Reorganization, free and clear of any and all liens, encumbrances or adverse interests of any kind.

     1.3 Purchase Price and Payment. The aggregate purchase price payable to the Principal Stockholders and the SPEQ Stockholders as consideration for the Company Stock and the SPEQ Stock will be comprised of the following:

     (a)  $4,620,000.00 (CDN) in cash at the Closing; and

     (b) shares of the capital stock of Canco which shall be exchangeable (the "Exchangeable Shares") for an equal number of shares of Buyer's common stock, par value $0.001 per share (the "Buyer Stock"), having an aggregate fair market value of $3,080,000 (CDN) on the Closing Date (as defined below), based upon a per share fair market value of $4.875 (U.S.).

     (c) The consideration payable to each Principal Stockholder and each SPEQ Stockholder is set forth on Exhibit A attached hereto.

     (d) Notwithstanding the foregoing, in order to secure the obligations of each Principal Stockholder and each of the SPEQ Stockholders pursuant to Section 9 hereof, that number of Exchangeable Shares exchangeable for Buyer Stock having a value of $250,000(CDN) (based upon a price per share for Buyer Stock of $4.875 (U.S.)) otherwise to be delivered to the Principal Stockholders or the SPEQ Stockholders hereunder shall be delivered to the escrow agent (the "Escrow Agent") pursuant to that certain Escrow Agreement by and among each of the Stockholders, Buyer, Canco and the Escrow Agent, substantially in the form of Exhibit C attached hereto.

     1.4 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts on March 31, 1998 or at such other place or other date or time as may be mutually agreed upon by the parties; provided that, each party shall have the right by the delivery of written notice to the other parties to postpone the Closing for a period of not more than sixty (60) days after the delivery of such written notice; provided, however, that the Closing shall not be postponed to a date later than May 29, 1998 without the written consent of Buyer and the holders of a majority-in-interest of the Company Stock. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."

     1.5 SPEQ Stockholders' Representative.

          (a) In order to administer efficiently (i) the implementation of the Agreement by the SPEQ Stockholders, (ii) the waiver of any condition to the obligations of the SPEQ Stockholders to consummate the transactions contemplated hereby, and (iii) the settlement of



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Offer of Purchase and Sale


any dispute with respect to the Agreement, the SPEQ Stockholders hereby designate Vincent Gauthier and Paul-Benoit Tremblay, and each of them acting individually, as their representative (each a "SPEQ Stockholders'
Representative").

          (b) The SPEQ Stockholders hereby authorize each SPEQ Stockholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the SPEQ Stockholders, the waiver of any condition to the obligations of the SPEQ Stockholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the SPEQ Stockholders by the terms of this Agreement, including without limitation, the execution and delivery of documents to transfer the SPEQ Stock to Buyer.

          (c) In the event that either SPEQ Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, Denis St. Hilaire shall fill such vacancy and shall be deemed to be a SPEQ Stockholders' Representative for all purposes of this Agreement; however, no change in any SPEQ Stockholders' Representative shall be effective until Buyer is given notice of it by the Stockholders.

          (d) All decisions and actions by any SPEQ Stockholders' Representative shall be binding upon all of the SPEQ Stockholders, and no SPEQ Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By their execution of this Agreement, the SPEQ Stockholders agree that:

               (i) Buyer shall be able to rely conclusively on the instructions and decisions of any SPEQ Stockholders' Representative as to any actions required or permitted to be taken by the SPEQ Stockholders or any SPEQ Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of any SPEQ Stockholders' Representative;

               (ii) all actions, decisions and instructions of any SPEQ Stockholders' Representative shall be conclusive and binding upon all of the SPEQ Stockholders and no SPEQ Stockholder shall have any cause of action against any SPEQ Stockholders' Representative for any action taken, decision made or instruction given by any SPEQ Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by any SPEQ Stockholders' Representative;

               (iii) remedies available at law for any breach of the provisions of this Section 1.5 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.5; and



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Offer of Purchase and Sale


               (iv) the provisions of this Section 1.5 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the SPEQ Stockholders to each SPEQ Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each SPEQ Stockholder.

          (f) All fees and expenses incurred by any SPEQ Stockholders Representative shall be paid by the SPEQ Stockholders.

     1.6 Employees. On the Closing Date Buyer will continue to employ all employees employed by the Company as of the date hereof except for any such employee whose employment by Lasiris is terminated prior to the Closing Date.

     1.7 Further Assurances. The Stockholders from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Stock and all rights thereto, and to fully implement the provisions of this Agreement.

     1.8 Transfer Taxes. All transfer taxes, fees and duties under applicable Canadian law incurred in connection with the sale and transfer of the Company Stock under this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable Canadian law.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS.
--------------------------------------------------------------------------

     2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders, jointly but not solidary, hereby make to Buyer the representations and warranties relating or with respect to the Company contained in this Section 2. Each of the SPEQ Stockholders, jointly but not solidary, hereby make to Buyer the representations and warranties relating or with respect to SPEQ contained in this Section 2 and each Stockholder, jointly but not solidary, hereby makes to Buyer the representations and warranties set forth in Section 2.3(c) and 2.5. For the purposes of this Agreement, the disclosure of any fact or matter on any Schedule referred to herein shall be deemed a disclosure on each and every Schedule referred to herein to the extent that such disclosure properly could have been made therein but was not so made.

     2.2 Organization and Qualifications of the Company.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the Canada Business Corporations Act ("CBCA") and the laws of the Province of Quebec applicable to the Company relating to its organization and has full


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Offer of Purchase and Sale


corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of the Company's Certificate and Articles of Incorporation as amended to date, certified by the Director under the CBCA, and of the Company's by-laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Certificate and Articles of Incorporation or By-laws. The Company is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business conducted by the Company or the characters of the assets owned or leased by it make such qualification necessary except for those jurisdictions wherein a failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects (a "Material Adverse Effect") of the Company.

          (b) SPEQ is a corporation duly organized, validly existing and in good standing under Part 1A of the Quebec Corporations Act and has full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of SPEQ's Certificate and Articles of Incorporation as amended to date, certified by the Director under
Part 1A of the Quebec Corporations Act, and of SPEQ's by-laws, as amended to date, certified by the SPEQ's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. SPEQ is not in violation of any term of its Certificate and Articles of Incorporation or By-laws. SPEQ does not currently conduct business in any foreign jurisdiction.

     2.3 Capital Stock of the Company; Beneficial Ownership.

          (a) The authorized capital stock of the Company consists of (i) an unlimited number of Class A Common Shares of which 161,670 shares are duly and validly issued, outstanding, fully paid and non-assessable, (ii) an unlimited number of Class B Preferred Shares of which no shares are issued or outstanding and (iii) an unlimited number of Class C Preferred Shares of which no shares are issued or outstanding. Except as set forth on Schedule 2.3(a), there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, exchangeable for or carrying the right to acquire, any additional shares of capital stock of any class of the Company or which may otherwise implicate any rights of any present or former Company Stockholder or holder of any other security convertible into or exercisable or exchangeable for or conveying the right to acquire Company Stock. None of the Company's capital stock has been issued in violation of any applicable law. Except as set forth in
Schedule 2.3(a), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Stock to which the Company or any of the Stockholders is a party.

          (b) The authorized capital stock of SPEQ consists of (i) an unlimited number of Common Shares, of which 180,937 shares are duly and validly issued, outstanding, fully paid

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Offer of Purchase and Sale


and non-assessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, exchangeable for or carrying the right to acquire, any additional shares of capital stock of any class of SPEQ or which may otherwise implicate any rights of any present or former SPEQ Stockholder or holder of any other security convertible into or exercisable or exchangeable for or conveying the right to acquire SPEQ Stock. None of SPEQ's capital stock has been issued in violation of any applicable law. Except as set forth in the Schedule 2.3(b), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the SPEQ Stock to which SPEQ or any of the SPEQ Stockholders is a party.

          (c) Each of the Stockholders owns beneficially and of record the Company Stock and/or the SPEQ Stock set forth opposite such Stockholder's name on Exhibit A attached hereto free and clear of any liens, hypothecation, security interests, restrictions or encumbrances of any kind or nature (collectively, "Liens").

     2.4 Subsidiaries.

          (a) Neither the Company nor SPEQ has any subsidiaries or investments in any other corporation, limited liability company, partnership or business organization.

          (b) Neither the Company nor SPEQ has any rights or options (the "Acquisition Rights") to purchase or acquire the capital stock or all or substantially all of the assets of any other corporation or business organization (an "Acquisition").


     2.5 Authority of the Company and the Stockholders.

          (a) The Company has full right, authority and corporate power, and each Principal Stockholder has full right, power, authority and capacity, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company or any Principal Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company and each Principal Stockholder of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and the Stockholders and no other action on the part of the Company or any Stockholder is required in connection therewith.

          (b) SPEQ has full right, authority and corporate power, and each SPEQ Stockholder has full right, power, authority and capacity, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by SPEQ or any SPEQ Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by SPEQ and each SPEQ Stockholder of this Agreement and each such other agreement, document and instrument have been duly


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authorized by all necessary action of SPEQ and/or such SPEQ Stockholder and no other action on the part of SPEQ or any SPEQ Stockholder is required in connection therewith.

     2.6 No Conflicts. This Agreement and each agreement, document and instrument executed and delivered by the Company, SPEQ and/or any Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company, SPEQ and/or such Stockholder enforceable in accordance with their terms. The execution, delivery and performance by the Company or SPEQ of this Agreement and each other agreement, document or instrument to be executed, delivered or performed in accordance with the terms of this Agreement (the "Transaction Documents") by the Company, SPEQ or any Stockholder with or without the giving of notice or the lapse of time or both, (i) does not and will not violate any provision of the Certificate and Articles of Incorporation or Bylaws of the Company or SPEQ; (ii) to the knowledge of the Company or SPEQ does not and will not violate any laws of Canada, or any territory, province or other jurisdiction applicable to the Company, SPEQ or any Stockholder or require the Company, SPEQ or any Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company, SPEQ or any Stockholder is a party or by which the property of the Company, SPEQ or any Stockholder is bound or affected, or result in the creation or imposition of any mortgage, hypothecation, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets, the Company Stock, SPEQ's assets or the SPEQ Stock which, individually or in the aggregate, could have a Material Adverse Effect on either the Company or SPEQ, except as specifically identified on Schedule 2.6.

     2.7 Real and Personal Property.

          (a) Real Property. The Company does not own any real property. All of the real property leased by the Company is identified on Schedule 2.7(a) (herein referred to as the "Leased Real Property").

               (i) Status of Leases. All leases of Leased Real Property are identified on Schedule 2.7(a), and true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the Company and to the knowledge of the Company, by the other party to such lease, and each such lease is in full force and effect. The Company is not in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.



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               (ii) Consents. Except as set forth in Schedule 2.7(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Stockholders will obtain or complete them before the Closing.

               (iii) Condition of Real Property. Except as set forth in Schedule 2.7(a), the Company has not received any written or verbal notice that there are any defects in the physical condition of any land, buildings or improvements constituting part of the Leased Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas which, individually or in the aggregate, could have a Material Adverse Effect, or that the Leased Real Property is not free from infestation by rodents or insects. To the knowledge of the Company, access to the Leased Real Property and, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Company at the Leased Real Property are sufficient to service the anticipated needs of the Company.

               (iv) Compliance with the Law. Except as set forth on Schedule 2.7(a), the Company has not received any written notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Leased Real Property that has not been heretofore corrected and to the knowledge of the Company no such violation exists at the Leased Real Property which, individually or in the aggregate, could have a Material Adverse Effect. No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Leased Real Property or its use or operations. The Company has not received any written notice of any real estate tax deficiency or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

          (b) Personal Property. A complete list of each item of machinery or equipment of the Company which individually has a value in excess of $2,000
(CDN) is contained in Schedule 2.7(b). Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, hypothecation, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of the Company. Except as otherwise specified in Schedule 2.7(b), all leasehold improvements, furnishings, machinery and equipment of the Company are in good repair (ordinary wear and tear excepted), have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. Neither the Company nor any of the Stockholders knows of any pending or threatened change of any such law, ordinance or regulation which could have a Material Adverse Effect.

Offer of Purchase and Sale


          (c) Except as set forth in Schedule 2.7(c), SPEQ does not own and has never owned any property (whether real property or personal property) except for the shares of Company Stock identified on Exhibit A attached hereto. SPEQ does not lease any real property or personal property.

     2.8 Financial Statements.

          (a) The Company has delivered to Buyer audited balance sheets of the Company and for its fiscal years ended January 31, 1995, January 31, 1996 and January 31, 1997 and statements of income, retained earnings and cash flows for the three years then ended, of which the statements are certified by Coopers & Lybrand, independent chartered accountants (such financial statements, the "Audited Financial Statements"). The Company's audited balance sheet as of January 31, 1997 is sometimes referred to herein as the "Base Balance Sheet"), copies of which are attached hereto as Schedule 2.8. Said Audited Financial Statements have been prepared in accordance with generally accepted accounting principles (as in effect in Canada) applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

          (b) Except as set forth on Schedule 2.8(b), as of the date hereof and as of the Closing, the Company has not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or in the notes thereto,
(ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or
(iii) incurred after the date hereof in the ordinary course of business of the Company consistent with the terms of this Agreement.

          (c) As of the date hereof and as of the Closing, SPEQ does not have and will not have any liabilities any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of SPEQ or the conduct of its business prior to the date hereof or the Closing regardless of whether claims in respect thereof had been asserted as of such date).

     2.9 Taxes.

          (a) Each of the Company and SPEQ has paid or caused to be paid all federal, territorial, provincial, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes,

Offer of Purchase and Sale


use taxes, goods and services taxes including value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes, municipal taxes, school taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not.

          (b) Each of the Company and SPEQ has in accordance with applicable law filed all federal, territorial, provincial, state, local and foreign tax returns required to be filed by them through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, territorial, provincial, state, local and foreign income tax returns filed with respect to the Company and SPEQ for taxable periods ended on or after December 31, 1992 is set forth in Schedule 2.9, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1990, each of the Company and SPEQ has delivered to Buyer correct and complete copies of all federal, territorial, provincial, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company and SPEQ.

          (c) No Canadian governmental authority is now asserting or, to the knowledge of the Company, SPEQ or any Stockholder, threatening to assert against the Company or SPEQ any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company and SPEQ do not file reports and returns that the Company and SPEQ are or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or SPEQ that arose in connection with any failure (or alleged failure) to pay any Taxes.

          (d) Except as set forth in Schedule 2.9, there has not been any audit of any tax return filed by the Company or SPEQ, no such audit is in progress, and neither the Company nor SPEQ has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.9, no extension of time with respect to any date on which a tax return was or is to be filed by the Company or SPEQ is in force, and no waiver or agreement by the Company or SPEQ is in force for the extension of time for the assessment or payment of any Taxes.

          (e) Except as set forth in Schedule 2.9, neither the Company nor SPEQ has ever filed, nor has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.9, neither the Company nor SPEQ owns and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.9, neither the Company nor SPEQ is a party to any tax sharing agreement.

Offer of Purchase and Sale


     2.10 Collectibility of Accounts Receivable.

          (a) All of the accounts receivable of the Company existing as of February 28, 1998 are shown on Schedule 2.10 and the accounts receivable of the Company as of the last day of the month immediately prior to the month in which the closing occurs as reflected on a statement of accounts receivable to Buyer not less than three (3) days prior to Closing and all such accounts receivable (less the reserve for bad debts set forth on the Audited Financial Statements or as disclosed on Schedule 2.10) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. The Company does not have accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed on Schedule 2.10, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

          (b) SPEQ does not have and has never had any accounts receivable.

     2.11 Inventories.

          (a) Except as disclosed in Schedule 2.11, all items in the inventories of the Company shown on the Base Balance Sheet or existing at the date hereof are of a quality and quantity saleable in the ordinary course of business of the Company at profit margins consistent with their experience during the fiscal year ended January 31, 1997. Except as disclosed in Schedule 2.11, said inventories reflect write-downs to realizable values in the case of items which are below standard quality or have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of the Company. No such write-downs since January 1, 1994 have had a Material Adverse Effect on the financial condition or results of operations of the Company. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of the Company reflect the normal inventory valuation policies of the Company were determined at the lower of cost or market in accordance with generally accepted accounting principles (as in effect in Canada), practices and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Except as disclosed on Schedule 2.11, all inventory items are located on the Leased Real Property. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with the experience of the Company during the fiscal year ended January 31, 1997 and all sales commitments for the products of the Company are at prices not less than inventory values plus selling expenses and said profit margins.

          (b) SPEQ does not have and has never had any items in inventory.

     2.12 Absence of Certain Changes.

          (a) Except as disclosed in Schedule 2.12, since January 31, 1997 there has not been:

Offer of Purchase and Sale


               (i) Any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could have a Material Adverse Effect;

               (ii) Any amendment or termination, or to the knowledge of the Company, proposed or threatened amendment or termination, whether written or oral, of any Contract (as defined in Section 2.17) or material lease;

               (iii) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

               (iv) Any mortgage, encumbrance, hypothecation or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

               (v) Any cancellation of any material debt or claim owing to, or waiver of a material right of, the Company;

               (vi) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

               (vii) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

               (viii) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

               (ix) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

Offer of Purchase and Sale


               (x) Any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

               (xi) Any change with respect to the officers or management of the Company;

               (xii) Any payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

               (xiii) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

               (xiv) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

               (xv) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

               (xvi) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (i) through (xv) above.

          (b) As of the Closing, SPEQ will not conduct any operations or business of any type or nature and will not have any liability or obligation of any type or nature.

     2.13 Ordinary Course. Since January 31, 1997, each of the Company and SPEQ has conducted its business only in the ordinary course and consistently with its prior practices.

     2.14 Approvals; Consents. Except as set forth on Schedule 2.14, no approval, consent, authorization or exemption from or filing with any person or entity not a party to this Agreement is required to be obtained or made by either the Company or SPEQ in connection with the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

     2.15 Banking Relations. All of the arrangements which each of the Company and SPEQ has with any banking institution are completely and accurately described in Schedule 2.15, indicating with respect to each of such arrangements the type of arrangement maintained

Offer of Purchase and Sale


(such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.16 Intellectual Property.

          (a) Except as described in Schedule 2.16, the Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated. Except as described in Schedule 2.16, all of the rights of the Company in such Intellectual Property are freely transferable. Except as described in Schedule 2.16, there are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, free and clear of claims or rights of other persons, all such Intellectual Property including, without limitation, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

          (b) All patents, patent applications, trademarks, trademark applications and registrations and copyrights, registered copyrights or applications for registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of the Company, are listed in
Schedule 2.16. Except as disclosed on Schedule 2.16, to the knowledge of the Company, all of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions including Canada as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

          (c) All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Schedule 2.16. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.16, all of the rights of the Company thereunder are freely assignable. The Company has not received any written notice or, to the knowledge of the Company, any verbal notice to the effect that the licensors under said licenses and other agreements did not have or do not have all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

          (d) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are listed in Schedule 2.16. All of said licenses or other agreements are in full force and effect, there is no

Offer of Purchase and Sale


material default by any party thereto, and, except as set forth on Schedule 2.16, all of the rights of Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

          (e) The Company has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. The Company has required all professional and technical employees and other employees having access to valuable non-public information of Company to execute agreements under which such employees are required to maintain the confidentiality of all such information of the Company. The Company has not made any such information available to any person other than employees of the Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Except as disclosed on Schedule 2.16, the Company does not have any knowledge of any infringement by others of any Intellectual Property rights of the Company.

          (f) Except as disclosed on Schedule 2.16, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or to the knowledge of the Company is threatened to be filed. Except as disclosed on Schedule 2.16, to the knowledge of the Company there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company. To the Company's knowledge, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Except as set forth in Schedule 2.16 the Company does not have any agreements or arrangements with any person or entity related to confidential information or trade secrets of such person or entity or restricting the Company's ability to engage in business activities of any nature. Except as set forth on Schedule 2.16, to the Company's knowledge (based solely upon a review of the Company's personnel files and related written records), none of the Company's employees has any agreement or arrangement with any person or entity (other than the Company) related to confidential information or trade secrets of such person or entity or restricting such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

          (g) SPEQ does not, and never has, owned or licensed any Intellectual Property. There are no patents, trademarks, trademark applications or registrations, registered copyrights or any other Intellectual Property used by or useful to SPEQ. SPEQ is not a party to any license or other similar agreement. No proceeding charging SPEQ with the infringement of any Intellectual Property has been filed or is threatened. To the knowledge of the Company or the Stockholders, no facts or circumstances exist which could give rise to any claim or proceeding adverse to SPEQ relating to any such infringement claim.

Offer of Purchase and Sale


     2.17 Contracts.

          (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.17 or in any other Schedule attached hereto (true and complete copies of which have been delivered to Buyer), the Company is not a party to or subject to:

               (i) any agreement for the sale or other disposition of leases or other assets, creating or providing for any recourse obligation of the Company;

               (ii) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

               (iii) any employment contract or contract for services which requires the payment of more than $50,000 (CDN) annually or which is not terminable within 30 days by the Company without liability for any penalty or severance payment;

               (iv) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $50,000 (CDN) each, such orders not exceeding $125,000
          (CDN) in the aggregate;

               (v) any other contracts or agreements creating any obligations of the Company of $40,000 (CDN) or more on an individual basis or $80,000
          (CDN) or more on an aggregate basis, with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

               (vi) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (vii) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the date hereof;

               (viii) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

               (ix) any contract or arrangement with any sales agent or distributor of products of the Company;

               (x) any contract containing covenants limiting the freedom of the Company or any Principal Stockholders to compete in any line of business or with any person or entity;

Offer of Purchase and Sale


               (xi) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 (CDN) whether or not such purchase is in the ordinary course of business;

               (xii) any license agreement (as licensor or licensee);

               (xiii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

               (xiv) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them.

     Except as disclosed on Schedule 2.17 or in any other Schedule attached hereto, the Company is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule (individually a "Contract" and collectively the "Contracts") and the Company has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default, except where such a default could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, each of the Contracts is valid and in full force and effect, and will be enforceable by the Company against the other party thereto in accordance with its terms, except for any non-competition provision or agreement limiting the freedom of any party thereto to compete in any line of business or with any person or entity, the benefits of which run to the Company, the enforceability of which may be limited by the principles governing the availability of equitable remedies.

          (b) As of the date hereof and as of the Closing Date SPEQ is not, and will not be, a party to any contract, commitment, agreement or arrangement of any type or nature.

     2.18 Litigation. Except as set forth on Exhibit 2.18, there is no pending or, to the knowledge of the Company or any Stockholder, threatened litigation, governmental or administrative proceeding or investigation to which the Company is or reasonably may be made a party.

          (b) There is no pending or to the knowledge of any SPEQ Stockholder, threatened litigation, governmental or administrative proceeding or investigation to which SPEQ is or reasonably may be made a party.

     2.19 Compliance with Laws. Except as set forth in Schedule 2.19, to the knowledge of the Company and SPEQ, each of the Company and SPEQ is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, provincial, state, municipal entity, agency, court or other governmental authority which apply to the Company or SPEQ or to the conduct of their businesses, and neither the Company nor SPEQ has received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

Offer of Purchase and Sale


     2.20 Insurance. The physical properties and assets of the Company and SPEQ are insured to the extent disclosed in Schedule 2.20 and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and each of the Company and SPEQ is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by each of the Company and SPEQ and is sufficient for compliance by each of the Company and SPEQ with all requirements of law and all agreements and leases to which either the Company or SPEQ is a party.

     2.21 Powers of Attorney. None of the Company, SPEQ or any Stockholder has any outstanding power of attorney except for the power of attorney set forth in
Section 1.5 hereof.

     2.22 Finder's Fee. None of the Company, SPEQ or any Stockholder has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.23 Permits; Burdensome Agreements. Schedule 2.23 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state, provincial, or territorial, municipal or local authorities in order for the Company and SPEQ to conduct their business. Each of the Company and SPEQ has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state, provincial, territorial or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.23 or in any other Schedule hereto, neither the Company nor SPEQ is subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

     2.24 Corporate Records; Copies of Documents. The corporate record books of each of the Company and SPEQ accurately record all material corporate action taken by their respective stockholders and boards of directors and committees. The copies of the corporate records of each of the Company and SPEQ, as made available to Buyer for review, are true and complete copies of the originals of such documents. Each of the Company and SPEQ have made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

     2.25 Transactions with Interested Persons. Except as set forth in Schedule 2.25, none of the Company, SPEQ, any Stockholder, officer, supervisory employee or director of the Company and, to the knowledge of the Company, none of their respective spouses, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law or brothers or sisters-in- law, owns directly or indirectly on an individual or joint basis any material interest in, or

Offer of Purchase and Sale


serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

     2.26 Employee Benefit Programs.

          (a) Schedule 2.26 identifies all retirement, pension, supplemental pension benefit, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical hospital, dental, vision care, drug, sick leave, short term or long term disability, salary continuation, unemployment benefits, vacation, incentive, compensation or any other employee benefit plan or program in existence within the Company or that is contributed to, or required to be contributed to, by or on behalf of the Company, for the benefit of its current and former employees (the "Benefit Plans");

          (b) Each Benefit Plan has been maintained in material compliance with its terms and with the requirements prescribed by all applicable laws and the Company does not know and has no reason to know of any failure of any party to comply with any laws applicable to the Benefit Plans;

          (c) No promises or commitments have been made by the Company to its employees or former employees to amend any of the Benefit Plans, to provide increased benefits thereunder or to establish any new benefit plan, except as required by applicable laws or as disclosed in Schedule 2.26;

          (d) All contributions or premiums required to be paid, deducted or remitted and all obligations required to be performed by the Company pursuant to the terms of any Benefit Plan or by applicable laws, have been paid, deducted, remitted or performed in a timely fashion and there are no outstanding defaults or violations with regard to same;

          (e) All withdrawals, applications or transfers of funds or assets from any of the Benefit Plans have been in compliance with the terms of such plans and with approval of the appropriate regulatory authorities;

          (f) The transactions contemplated in this Agreement will not, alone or upon the occurrence of any additional or subsequent event, result in any payment, acceleration, vesting or increase in benefits under any Benefit Plans with respect to any employee;

          (g) With respect to each Benefit Plan of the Company, complete and correct copies of the following documents (if applicable to such Benefit Plan) have previously been delivered to Buyer: (i) all documents embodying or governing such Benefit Plan, and any funding medium for the Benefit Plan (including, without limitation, trust agreements) as they may have been amended;
(ii) the summary plan description for such Benefit Plan (or other descriptions of such employee program provided to employees) and all modifications thereto;
(iii) any insurance policy (including any fiduciary liability insurance policy) related to such Benefit Plan; (iv) any documents evidencing any loan to Benefit Plan that is a leveraged

Offer of Purchase and Sale


employee stock ownership plan; and (v) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Benefit Plans subsequent to the Closing date (including, without limitation, health care continuation requirements).

          (h) The Company does not maintain, and has never maintained, any pension plan for the benefit of its current and former employees (a "Pension Plan") and no Pension Plan is, or has ever been, maintained by a third party on behalf of the Company; and

          (i) SPEQ does not presently maintain and has never maintained any Benefit Plan or Pension Plan.

     2.27 Environmental Matters.

          (a) Except as set forth in Schedule 2.27, (i) neither the Company nor SPEQ has ever generated, handled, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, emitted, deposited, released, discharged or disposed of nor has either the Company or SPEQ permitted any Hazardous Material to be spilled, emitted, deposited, released, discharged or disposed of at any site presently or formerly owned, operated, leased, or used by either the Company or SPEQ, or, to the knowledge of the Company, has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company or SPEQ for treatment, storage, or disposal at any other place; (iv) neither the Company nor SPEQ presently owns, operates, leases, or uses, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or SPEQ in connection with the presence of any Hazardous Material.

          (b) Except as set forth in Schedule 2.27, (i) neither the Company nor SPEQ has incurred any liability under, nor has it ever violated, any Environmental Law or Environmental Permit (as defined below); (ii) each of the Company and SPEQ, any property owned, operated, leased, or used by either of them, and any facilities and operations thereon, is presently in compliance with all applicable Environmental Laws and neither the Company nor SPEQ has incurred any notice of non-compliance with any Environmental Laws or Environmental Permits and there are no proceedings in progress, pending or threatened which may result in the cancellation, revocation, suspension, rescission or amendment of any Environmental Permit; (iii) neither the Company nor SPEQ has ever entered into or been subject to any judgment, conviction, sentence, fine, compliance, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law except for routine health and safety inspections and none of such inspections have resulted in any adverse findings or any liability to the Company; and (iv)

Offer of Purchase and Sale


neither the Company nor SPEQ has any reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

          (c) Except as set forth in Schedule 2.27, the Company has not received any written or, to the knowledge of the Company, verbal notice that any site owned, operated, leased, or used by the Company or SPEQ contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) Each of the Company and SPEQ has provided to Buyer copies of all documents, records, and information available to the Company or SPEQ concerning any environmental or health and safety matter relevant to the Company or SPEQ, whether generated by the Company or SPEQ including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 2.27, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, residual hazardous material, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which is explosive, gaseous, flammable, poisonous, radioactive, corrosive, oxidizing or leachable or which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste or residual hazardous material, as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, provincial or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted and applicable to the business or operations of the Company or SPEQ; (iv) "Environmental Permit" shall mean all permits, certificates, approvals, consents, authorizations, attestations, registrations and licenses issued by any governmental or regulatory authority pursuant to any Environmental Laws in connection with the Company, operations, facilities, property, processes, undertakings or business;
(v) "Company" shall mean and include the Company, each of its Subsidiaries and all other entities for whose conduct the Company and all entities is or may be held responsible under any Environmental Law; and (vi) "SPEQ" shall mean and include SPEQ and all entities for whose conduct SPEQ is or may be held responsible under any Environmental Law.

     2.28 List of Directors and Officers. Schedule 2.28 contains a true and complete list of all current directors and officers of the Company and SPEQ. In addition, Schedule 2.28 contains a list of all managers, employees and consultants of the Company and SPEQ who, individually, have received or are scheduled to receive compensation from the Company or SPEQ for the fiscal year ending 1998 in excess of $50,000 (CDN) in each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

Offer of Purchase and Sale


     2.29 Backlog.

          (a) As of December 31, 1997, the Company had a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by the Company, as set forth in Schedule 2.29.

          (b) SPEQ does not have and never has had a backlog of orders for the sale or lease of products or services.

     2.30 Employees; Labor Matters.

          (a) The Company employs a total of approximately forty-five (45) full-time employees and three (3) part-time employees and generally enjoys good employer-employee relationships.

          (b) There is no union certification, pending or threatened, with regard to any employees of the Company. There are no collective agreements in effect, currently being negotiated or scheduled to be negotiated within the next twelve months by the Company.

          (c) There are no labour disturbances, lock-outs, strikes or any other concerted interference, with normal operations involving the Company's employees existing or pending.

          (d) The Company is not in default in any material respect of any term or condition of any employment agreement (oral or written) with any employee and, to the best of the Company's knowledge, there are no material grievances or legal proceedings, existing or threatened, in any way related to any of its employees, except as described in Schedule 2.30. Except as disclosed on Schedule 2.30, there is no contract or agreement under which Buyer may become liable to provide any benefits to any employee or ex-employee of the Company. There are no grievances, claims, complaints, charges or investigations, of any nature, that have been filed against the Company and there are no arbitration or proceedings which are pending or threatened.

          (e) Except as disclosed in Schedule 2.30, the Company has complied in all material respects with all applicable laws (including tax laws), rules, regulations and orders relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards, employment injury and workers' compensation.

          (f) Except as disclosed in Schedule 2.30, there are no orders, charges, complaints, prosecutions or investigations, pending or threatened, against the Company relating to occupational health and safety, workers' compensation, employment injury, employment standards legislation, unfair labour practices or human rights legislation or under any other legislation relating to employees.

Offer of Purchase and Sale


          (g) The Company has paid in full any and all amounts owing under provincial workers' compensation legislation and any outstanding workers' compensation claims would not result in penalties, fines, or the payment of additional assessments under such legislation.

          (h) The Company has no policy, practice, plan or program pertaining to notices of termination and/or severance payments, and there is no agreement or promise which has been made to any employee of the Company in that regard, except as disclosed in Schedule 2.30.

          (i) SPEQ does not and has never employed any person or entity.

     2.31 Customers, Distributors and Suppliers.

          (a) Schedule 2.31 sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than $250,000 (CDN) in revenue of the Company for the eleven months ended December 31, 1997 (collectively, the "Customers and Distributors"). Schedule 2.31 lists all of the suppliers of the Company to whom during the eleven month period ended December 31, 1997, the Company made payments aggregating $125,000 (CDN) or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of the Company with its Customers, Distributors and Suppliers are good commercial working relationships. Except as disclosed in Schedule 2.31, no Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated its relationship with the Company, or has during the twelve months ending on the date hereof decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company, nor to the knowledge of Company, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

          (b) SPEQ does not have and has never had any relationships with any customers, sales representatives or distributors.

     2.32 Transfer of Shares. No holder of stock of either the Company or SPEQ has at any time transferred any of such stock to any employee of the Company or SPEQ, which transfer constituted or could be viewed as compensation for services rendered to the Company or SPEQ by said employee.

     2.33 Stock Repurchase. Except as disclosed in Schedule 2.33, since January 31, 1997, neither the Company nor SPEQ has redeemed or repurchased any of its capital stock.

     2.34 Hart -Scott Rodino. The Company neither (i) owns assets located in the United States with a value of $15,000,000 (U.S.) or more nor (ii) has revenues reflected on its most recent regularly prepared balance sheet of $25,000,000 (U.S.) or more.

Offer of Purchase and Sale


     2.35 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Company and SPEQ pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.


SECTION 3. COVENANTS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS.
-------------------------------------------------------------------

     3.1 Making of Covenants and Agreements. The Company and each of the Stockholders jointly but not solidary, hereby make the covenants and agreements set forth in this Section 3 to the extent that such covenants and agreements relate to, or constitute obligations of, the Company and each of the SPEQ Stockholders, jointly but not solidary, hereby make the covenants and agreements set forth in this Section 3 to the extent that such covenants and agreements relate to, or constitute obligations of, SPEQ. The Stockholders agree to cause the Company and the SPEQ Stockholders agree to cause SPEQ to comply with such agreements and covenants.

     3.2 Cooperation. The Company, SPEQ and the Stockholders shall cooperate with all reasonable requests of Buyer or any of its representatives and agents to more effectively consummate the transactions contemplated hereby and the transactions referred to herein.

     3.3 Consents. The Company and SPEQ shall obtain or cooperate with Buyer in obtaining all consents, authorizations and approvals of third parties including, without limitation, all consents identified in Schedule 3.3 and any requisite consent of any governmental authorities, regulatory agencies and other entities necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

     3.4 Notice of Default. Promptly upon the occurrence of, or promptly upon any one of the Company, SPEQ or any Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company, SPEQ or any Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Company, SPEQ or any Stockholder contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company, SPEQ or any Stockholder shall give detailed written notice thereof to Buyer and the Company, SPEQ or any Principal Stockholder shall use its or his reasonable best efforts to prevent or promptly remedy the same.

     3.5 Conduct of Business. Except as contemplated by this Agreement including, without limitation, the implementation of Lasiris Corporate Reorganization and for the purpose of changing the Company's fiscal year end or as is necessary to effectuate the transactions

Offer of Purchase and Sale


contemplated hereby, between the date of this Agreement and the Closing Date, the Company shall and the Stockholders shall cause the Company to:

          (a) Conduct its business in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business consistent with prior practices;

          (b) Refrain from making any change or incurring any obligation to make a change in its Articles of Incorporation, By-laws or authorized or issued capital stock;

          (c) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

          (d) Refrain from making any purchase, sale or disposition of any asset or property costing more than $40,000 (CDN) other than in the ordinary course of business, from purchasing any capital asset for use in the business costing more than $80,000 (CDN) and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of the assets of the Company other than in the ordinary course of business.

          (e) Refrain from incurring or assuming any liability, obligation or indebtedness for borrowed money in an aggregate amount in excess of $25,000
(CDN) other than any such liability relating to amounts not to exceed $250,000
(CDN) borrowed under the Company's existing line of credit with the Toronto Dominion Bank which amounts are borrowed in the ordinary course of business consistent with the Company's past practice or incurring or assuming any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

          (f) Refrain from canceling any material indebtedness owed to the Company or waiving any claims or rights of substantial value, other than in the ordinary course of business consistent with past practice;

          (g) Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors except in connection with promotions made, or bonuses paid, in the ordinary course of business consistent with past practices, provided that payment of a bonus to each Principal Stockholder in accordance with the provisions set forth on Schedule 3.5(g) attached hereto shall be deemed to be in the ordinary course of business consistent with the past practices;

          (h) Refrain from adopting or amending any Employee Benefit Plan or collective bargaining agreement, except as may be required by law;

          (i) Refrain from prepaying loans (if any) from its shareholders, officers or directors or making any change in such borrowing arrangements;

Offer of Purchase and Sale


          (j) Refrain from making any change in any method of accounting or accounting practice or policy except in connection with the capitalization of costs of equipment used in connection with the Company's research and development activities and other than those required by generally accepted accounting principles;

          (k) Use its best efforts consistent with its prior business practices to prevent any change with respect to its management and supervisory personnel and banking arrangements;

          (l) Use its best efforts consistent with its past practices to keep intact its business organizations, to keep available its present employees and to preserve the goodwill of all suppliers, customers and others having business relations with it in connection with the Company; and

          (m) Have in effect and maintain at all times all insurance of the kind described in Section 2.20 above or equivalent insurance with any substitute insurers.

          (n) Except as contemplated by the Agreement or as is necessary to effectuate the transactions contemplated hereby, between the date of this Agreement and the Closing Date, SPEQ and the SPEQ Stockholders shall cause SPEQ to refrain from taking any action other than (i) to continue to hold the shares of the Company Stock held by SPEQ as of the date hereof and (ii) to issue not more than 19 shares of SPEQ Stock to the SPEQ Stockholders in repayment of certain obligations of SPEQ to its stockholders.

     3.6 Acquisition Proposals. Except in connection with the transactions contemplated hereby unless and until this Agreement shall have been terminated in accordance with its terms, neither the Company, SPEQ, nor the Stockholders shall cause the Company or SPEQ to (a) take any action to solicit, initiate submission of or encourage any Acquisition Proposal (as defined below), (b) participate in any substantive discussions or negotiations regarding an Acquisition Proposal with any person other than Buyer and their representatives or (c) furnish any information with respect to or afford access to the properties, books or records of the Company or SPEQ to any person who is known by the Company, SPEQ or any Stockholder to be considered making or has made an offer with respect to an Acquisition Proposal other than Buyer or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person other than by Buyer and its representatives to do or seek any of the foregoing. Each of the Company, SPEQ and any Stockholder shall promptly notify Buyer upon receipt of any offer or notice that any person is considering making an offer with respect to an Acquisition Proposal and shall not accept any such offer for so long as this Agreement remains in effect. For purposes hereof, an "Acquisition Proposal" shall include any offer or other proposal to acquire or purchase all or a portion of the capital stock or any assets of, or any equity interest in, the Company or SPEQ, any merger or business combination with the Company or SPEQ, any public or private offering of shares of the capital stock of the Company, SPEQ, or any other acquisition or financing involving the Company or SPEQ.

Offer of Purchase and Sale


     3.7 Transfers of Shares; Voting. Except for the implementation of the Lasiris Corporate Reorganization, unless and until this Agreement shall have been terminated, no Stockholder shall directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the Company Stock or SPEQ Stock which he holds of, nor shall any Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Company Stock or SPEQ Stock.

     3.8 Confidentiality. The Company and the Principal Stockholders shall abide by the terms of that certain Confidentiality Agreement dated August 14, 1997 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit
D. By the execution of this Offer, each SPEQ Stockholder agrees to abide by the terms of such Confidentiality Agreement, except as may be required to comply with the requirements of applicable law.

     3.9 Tax Returns. The Company, SPEQ and each Stockholder shall use its or his best efforts to cause the Company and SPEQ, in accordance with applicable law, (i) to promptly prepare and file on or before the due date or any extension thereof all federal, territorial, provincial, state and local tax returns required to be filed by them with respect to taxable periods of the Company that include any period ending on or before the Closing and (ii) to pay all Taxes of the Company and SPEQ shown on such returns attributable to periods ending on or before the Closing.

     3.10 Options and Other Rights. Each of the Company, SPEQ, and the Principal Stockholders shall use its or his best efforts to cause each person or entity which holds options, warrants or other rights or securities exercisable for or convertible into shares of any class of equity security of the Company or SPEQ to agree to the termination or cancellation of such rights or securities pursuant to a written agreement in form and substance satisfactory to Buyer and its counsel.

     3.11 Consummation of Agreement. Each of the Company, SPEQ and the Stockholders shall use its or his reasonable best efforts to perform and fulfill all conditions and obligations on his part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement be fully carried out.

     3.12 Employees. From the date hereof until the Closing Date, the Company will not, without the prior consent of Buyer (which consent shall not be reasonably withheld) modify the terms of employment including salary, wages, fringe benefits on Benefit Plans applicable to any of its employees except that the Company may, in consultation with Buyer, grant scheduled salary increases at such time and in such amounts as are in the ordinary course of business with the Company's past practices, nor except as disclosed on Schedule 3.12, shall it engage the services of any new employee except in the ordinary and normal course of business.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.
---------------------------------------------------

     4.1 Making of Representations and Warranties. As a material inducement to the Company and the Stockholders to enter into this Agreement and consummate the transactions

Offer of Purchase and Sale


contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 4.

     4.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Buyer's Articles of Incorporation as amended to date, certified by the Secretary of the State of Massachusetts, and of Buyer's By-laws, as amended to date, certified by Buyer's Secretary, and heretofore delivered to the Company's counsel, are complete and correct, and no amendments thereto are pending. Buyer is not in violation of any term of its Articles of Incorporation or By-laws. Buyer is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business conducted by Buyer or the characters of the assets owned or leased by it make such qualification necessary or prudent except for those jurisdictions wherein a failure to be so qualified would not have a Material Adverse Effect on Buyer.

     4.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby including, without limitation, the formation of Canco. The execution, delivery and performance by Buyer of this Agreement, and each other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

     4.4 Litigation. Except as disclosed in Schedule 4.4, there is no pending or, to the knowledge of Buyer, threatened litigation, governmental or administrative proceeding or investigation, to which Buyer is or reasonably may be made a party.

     4.5 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     4.6 Securities and Exchange Commission Filings. Buyer has filed all required annual and quarterly reports with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (each, an "SEC Report" and collectively, the "SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, in all material respects. A copy of each SEC Report has been delivered to the Company by Buyer. Except to the extent, if any, as may have been appropriately disclosed in an SEC Report filed subsequent thereto and prior to the date hereof, as of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

Offer of Purchase and Sale


therein, in light of the circumstances under which they were made, not misleading. The SEC Reports and the disclosures made by the Buyer in the Schedules attached hereto, taken as a whole, do not omit to state any material fact with respect to which there is a substantial likelihood that, if such fact had been disclosed in connection herewith, such fact would have been viewed by a reasonable investor as having significantly altered the total mix of information made available by the Buyer.

     4.7 No Conflicts. This Agreement and each agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each other Transaction Document to be executed, delivered or performed by Buyer with or without the giving of notice or the lapse of time or both, (i) does not and will not violate any provision of the Articles of Incorporation or By-laws of Buyer; (ii) does not and will not violate any laws of the United States, Massachusetts or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any mortgage, hypothecation, pledge, lien, security interest or other charge or encumbrance on any of Buyer's assets or Buyer Stock, which, individually or in the aggregate, could have a Material Adverse Effect on Buyer, except as specifically identified on Schedule 4.7.


SECTION 5. COVENANTS OF BUYER.
------------------------------

     5.1 Making of Covenants and Agreements. Buyer hereby makes to the Company and the Principal Stockholder the covenants and agreements set forth in this
Section 5, and agrees to use reasonable efforts to comply with and perform all covenants and agreements contained in this Section 5.

     5.2 Formation of Canco. Buyer shall duly organize Canco under the laws of Canada or a province thereof pursuant to a (i) Certificate and Articles of Incorporation, substantially in the form of Exhibit E-1 attached hereto and (ii) Bylaws, substantially in the form of Exhibit E-2 attached hereto all as may be satisfactory to the Principal Stockholders following negotiation in good faith.

     5.3 Execution of Contracts. Buyer shall cause Canco to join this Agreement as a party and at the Closing to execute and deliver any other Transaction Documents contemplated by this Agreement; it being understood that Buyer will remain jointly and solidary liable with Canco with respect to all of Buyer's obligations, covenants and agreements contained in this Agreement or contemplated hereby.

Offer of Purchase and Sale


     5.4 Consents. Buyer and Canco shall obtain all consents, authorizations and approvals of third parties including, without limitation, any requisite consent of the SEC or any governmental authorities, regulatory agencies and other entities necessary in connection with the consummation of the transactions contemplated hereby or referred to herein including, without limitation, the issuance of the Exchangeable Shares and the exercise by the Stockholders of their rights arising as holders of such Exchangeable Shares.

     5.5 Confidentiality. From and after the date hereof until the Closing, Buyer shall abide by the terms of the Confidentiality Agreement, except as may be required to comply with the requirements of applicable law. In the event the transactions contemplated by this Agreement fail to close, Buyer shall continue to be bound by the terms of the Confidentiality Agreement.

     5.6 Conduct of Business. Except as contemplated by this Agreement or in connection with the financing of the transactions contemplated hereby, from and after the date hereof and until the Closing, Buyer shall conduct its business in the ordinary course consistent with its past practice and shall refrain from making any changes to its Amended and Restated Articles of Organization or by-laws.


SECTION 6. CONDITIONS.
----------------------

     6.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company, SPEQ and the Stockholders contained in Section 2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company, SPEQ and each of the Stockholders shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing provided, however, that for the purpose of determining satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or knowledge of the Company or SPEQ; each of the conditions specified in this Section 6.1 shall have been satisfied or waived in writing by Buyer; and on the Closing Date a certificate to such effect executed on behalf of each the Company, SPEQ and the Stockholders, as appropriate, shall be delivered to Buyer.

          (b) Authorization. The Board of Directors of each of the Company and SPEQ shall have duly adopted resolutions in form reasonably satisfactory to Buyer and shall have taken all action necessary for the purpose of authorizing each of the Company and SPEQ to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

Offer of Purchase and Sale


          (c) No Material Adverse Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Company or SPEQ since the date hereof, whether or not in the ordinary course of business.

          (d) Certificate from Officers. The Company shall have delivered to Buyer (i) a certificate of the Company's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraphs (a) and (b) above in this Section 6.1 are true and correct and (ii) a certificate from an authorized representative of SPEQ dated as of the Closing to the effect that the statements set forth in paragraphs (a) and (b) above this
Section 6.1 are true and correct.

          (e) Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to such counsel, as Buyer may reasonably require from the Company, SPEQ and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Stockholders, the Company and SPEQ and the fulfillment of their respective covenants.

          (f) Escrow Agreement. Each of Canco, Buyer, Stockholders and the Escrow Agent shall have executed and delivered the Escrow Agreement establishing the Escrow Account (as defined therein) which shall secure the obligations of the Stockholders under Section 9 hereof.

          (g) Opinion of Counsel. On the Closing Date, Buyer shall have received from McCarthy Tetrault, counsel for the Company, SPEQ and the Principal Stockholders, an opinion as of said date, in form of Exhibit F attached hereto.

          (h) No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, territorial, provincial or other governmental authority of litigation, proceedings or other action against Buyer, the Company, SPEQ or any Stockholder which, individually or in the aggregate, could have a Material Adverse Effect on the Company. The transactions contemplated hereby shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order.

          (i) Consents. The Company, SPEQ and the Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, SPEQ or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and SPEQ by Buyer

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subsequent to the Closing; and the Company, SPEQ, the Stockholders and Buyer
shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, those consent referenced in Schedule 3.3 and all applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and SPEQ and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

          (j) Employment Agreements. Each of Alain Beauregard and Luc Many shall have executed and delivered to Buyer or Canco an Employment and Non-Competition Agreement in substantially the form of Exhibit G attached hereto.

          (k) Financing. Buyer shall have received debt financing on terms and conditions satisfactory to Buyer, in its sole discretion, and in such amount as Buyer may deem necessary to finance the transactions contemplated hereby plus adequate working capital for the acquired businesses.

          (l) Business Relations. Buyer shall be reasonably satisfied based on personal interviews to be conducted, to the extent reasonably practical, jointly by representatives of Buyer and the Company with the Customers, Distributors and Suppliers identified on Schedule 6.1(l) that such Customers, Distributors and Suppliers intend to continue their current level of business with the Company after the closing.

          (m) Employee Programs. The Company shall have taken all steps necessary under the relevant documents and applicable law to maintain the qualification of each Benefit Plan and Pension Plan identified on Schedule 2.26 notwithstanding the purchase of the Company Stock and SPEQ Stock by Buyer.

          (n) Resignations. Each of the Company and SPEQ shall have delivered to Buyer the resignations of each of the Directors of the Company and SPEQ identified on Schedule 6.1(n) , such resignations to be effective at the Closing.

          (o) Releases. The Company shall have delivered to Buyer general releases signed by each of the Stockholders of all claims which any of them have against the Company and SPEQ in the form of Exhibit H attached hereto.

          (p) Due Diligence and Disclosure Schedules. Buyer, in its sole discretion, shall be satisfied, with the results of its legal, accounting, business and other due diligence review of the Company and SPEQ. Buyer, in its sole discretion, shall, be satisfied with the form and substance of the Disclosure Schedules to this Agreement which shall have been delivered to Buyer by the Sellers on or prior to the date hereof.

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          (q) Net Worth. Prior to giving effect to the transactions contemplated by this Agreement, excluding the effect of the payment of all fees and expenses of the Company incurred or to be incurred in connection with the transactions contemplated hereby (including, without limitation, legal, accounting and investment banking fees), the Company's net worth shall not be less than $740,000 (CDN).

          (r) Stockholders' Agreement. Each Stockholder receiving Exchangeable Shares shall have executed and delivered a Stockholders' Agreement substantially in the form of Exhibit I attached hereto.

          (s) Good Standing. At or prior to the Closing, Buyer shall have received from the Company and SPEQ certificates of good standing from the Director under the CBCA, or an equivalent government agency, of the jurisdiction of incorporation of each such entity and each other jurisdiction in which the Company is qualified to do business.

          (t) SPEQ Stockholders. At or prior to the Closing, Buyer shall have received counterpart signature pages to this Agreement executed by each of the SPEQ Stockholders.

     6.2 Conditions to Obligations of the Company and the Stockholders. The obligation of the Company, SPEQ and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing provided, however, that for the purpose of determining satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or knowledge of Buyer; each of the conditions specified in this
Section 6.2 shall have been satisfied or waived in writing by the Company, SPEQ, or the Stockholders, as applicable; and on the Closing Date a certificate to such effect executed on behalf of Buyer shall be delivered to the Company and the Stockholders.

          (b) Authorization. The Board of Directors of Buyer shall have duly adopted resolutions in a form reasonably satisfactory to the Company and shall have taken all action necessary for the purpose of authorizing Buyer to consummate the transactions contemplated by this Agreement in accordance with the terms thereof.

          (c) No Material Adverse Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Buyer since the date hereof, whether or not in the ordinary course of business.

Offer of Purchase and Sale



          (d) Approval of the Company's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by McCarthy Tetrault as counsel for the Company, SPEQ and the Stockholders, and such counsel shall have received on behalf of the Company, SPEQ and the Stockholders such other certificates, opinions and documents in form satisfactory to such counsel as the Company may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

          (e) No Litigation. There shall have been no determination by the Company or SPEQ acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, the Company, SPEQ or any Stockholder. The transactions contemplated hereby shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

          (f) Tax Ruling. The Principal Stockholders shall have received favorable ruling of Revenue Canada responding to that certain ruling request dated December 18, 1997, filed on behalf of the Principal Stockholders with Revenue Canada.

          (g) Support Agreement. On the Closing Date, Buyer and Canco shall have executed and delivered a Support Agreement substantially in the form of Exhibit J attached hereto.

          (h) Opinion of Counsel. On the Closing Date, the Company shall have received from counsel for Buyer, an opinion as of said date, substantially in the form of Exhibit K attached hereto.

          (i) Formation of Canco. On the Closing Date, Buyer shall have formed under Part 1A of the Quebec Corporations Act a Canadian subsidiary wholly owned by Buyer in accordance with the terms of the Lasiris Corporate Reorganization.

          (j) Employment Agreements. Buyer shall have caused the Company to execute and deliver to Alain Beauregard and Luc Many, respectively, an Employment and Non-Competition Agreement in substantially the form of Exhibit G attached hereto.

          (k) Certificate from Officers. Buyer shall have delivered to the Company (i) a certificate of Buyer's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraphs (a) and (b) above in this Section 6.2 are true and correct.

Offer of Purchase and Sale


          (l) Consents. Buyer and/or Canco, as may be appropriate, shall have made all filings with and notifications to the Quebec Securities Commission necessary to issue Exchangeable Shares as contemplated by this Agreement and the Lasiris Corporate Reorganization.

          (m) Release of Personal Guaranties. The personal guaranties issued by each of the Principal Stockholders and SPEQ to Toronto Dominion Bank on behalf of the Company shall have been terminated.


SECTION 7. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.
-------------------------------------------------------

     7.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

               (i) by mutual written consent of all of the parties to this Agreement;

               (ii) by Buyer, pursuant to written notice by Buyer to Company, if any of the conditions set forth in Section 6.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Company, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

               (iii) by the Principal Stockholders, pursuant to written notice by the Principal Stockholders to Buyer, if any of the conditions set forth in Section 6.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied.

               (iv) by Buyer or the Principal Stockholders, if the Closing has not occurred on or prior to May 29, 1998.

     7.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1 and no party shall have any recourse against any other party hereunder as a result of such termination, provided, however, that (i) the provisions of this Section 7, Section 10.1 and
Section 10.9 hereof and (ii) the terms and provisions of the Confidentiality Agreement by and between Buyer and the Company shall survive any termination of this Agreement.

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SECTION 8. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.
--------------------------------------------------------

     8.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement (other than the financial projections prepared by the Company and delivered to the Buyer with respect to which (i) the Company makes no representations or warranties and (ii) the Buyer shall not be entitled to any indemnification) delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

     8.2 Access to Shareholder Communications. Subsequent to the Closing, Buyer shall provide holders of Exchangeable Shares with copies of its Forms 10-KSB, 10-QSB, proxy statements, annual reports, and such other documents that it may be required to provide to its shareholders from time to time in accordance with applicable Securities and Exchange Commission rules and regulations.

SECTION 9. INDEMNIFICATION.
---------------------------

     9.1 Indemnification by the Stockholders. Subject to the limitations set forth in Section 9.2 hereof, the Principal Stockholders, jointly but not solidary, and the SPEQ Stockholders, jointly but not solidary, and all such parties on behalf of their respective successors, executors, administrators, estate, heirs and assigns, agree to indemnify and hold Buyer and Canco and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, obligations, deficiencies, assessments, taxes, fines, penalties, actions, suits, proceedings, demands, orders, judgments, costs, and expenses (including, without limitation, reasonable fees of counsel, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (a "Loss" or "Losses") which may be sustained, suffered or incurred by or made against any of them arising out of or based upon any of the following matters:

          (a) Fraud, intentional misrepresentation or a deliberate or wilful breach by the Company, SPEQ or any Stockholder of any of their representations, warranties or covenants under this Agreement, any other Transaction Document or in any certificate, schedule or exhibit delivered pursuant hereto;

          (b) Any other breach of any representation, warranty of the Company, SPEQ or any Stockholder under this Agreement, any other Transaction Document or in any certificate, schedule or exhibit delivered pursuant hereto; and

          (c) Any other breach of any covenant or agreement of the Company, SPEQ or any Stockholder under this Agreement, any other Transaction Document or in any certificate, schedule or exhibit delivered pursuant hereto.

Offer of Purchase and Sale



     Claims under clauses (a) through (c) of this Section 9.1 are hereinafter collectively referred to as "Buyer Indemnifiable Claims."

     9.2 Limitations on Indemnification by the Stockholders. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 9.1 shall be subject to the following provisions:

          (a) No indemnification shall be payable pursuant to Section 9.1 above (other than any representation, warranty, covenant or agreement relating to title, Taxes or undisclosed liabilities or the covenants set forth in Section
3.6 and 3.8 hereof) to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 9.1 shall exceed $100,000 (CDN) in the aggregate, whereupon all amounts of claim or claims in excess thereof shall be recoverable in accordance with the terms hereof;

          (b) The indemnification obligations of the Stockholders hereunder with respect to claims asserted by a Buyer Indemnified Party pursuant to Subsection 9.1(b) shall be limited to an aggregate amount of $2,500,000 (CDN) and all indemnification obligations of the Stockholders hereunder with respect to claims asserted by a Buyer Indemnified Party pursuant to Section 9.1 shall be limited to an aggregate amount of $4,000,000 (CDC);

          (c) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 9.1(b) or (c) (other than any representation, warranty covenant or agreement relating to title, or Taxes after the date which is eighteen (18) months after the Closing Date of the date of this Agreement (the "Indemnification Cut-Off Date"); provided, however, that if on or prior to the Indemnification Cut-Off Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Subsection 9.1 and a Buyer Indemnified Party shall have given written notice to any SPEQ Stockholder Representative of such facts known by such Buyer Indemnified Party at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of;

          (d) No indemnification shall be payable to a Buyer Indemnified Party with respect to a claim asserted with respect to any breach of any representation, warranty, covenant or agreement relating to Taxes after the expiration of the statute of limitations (if any) applicable to such claim and the relevant governmental authorities, whether foreign, federal, state, municipal or local, are no longer able to assess and enforce liability with respect to such claim against any of Buyer Indemnified Parties;

          (e) The Stockholders shall not have, and shall hereby waive, any right any such Stockholder otherwise has, or may have, to make one or more claim for contribution against Buyer, Canco, the Company or SPEQ with respect to any Buyer Indemnifiable Claims.

     9.3 Indemnification by Buyer. Buyer agrees to indemnify and hold the Stockholders (individually a "Stockholder Indemnified Party" and collectively the "Stockholder Indemnified

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Parties") harmless from and against any Loss or Losses which may be sustained or suffered by any of them arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any Transaction Document delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach; and (ii) any fraud, intentional misrepresentation or a deliberate or wilful breach by Buyer of any of their representations, warranties or covenants under this Agreement, any other Transaction Document or in any certificate, schedule or exhibit delivered pursuant hereto.

     9.4 Limitation on Indemnification by Buyer. Notwithstanding the foregoing, no indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 9.3 above after the Indemnification Cut-Off Date. The limitation contained in this Section 9.4 shall not apply to the indemnification obligations arising under clause (ii) of Section 9.3.

     9.5 Insurance Proceeds. If any claim for which indemnification is sought hereunder is submitted to and covered by an insurance carrier, the indemnifying party's or parties' responsibility with respect to such claim shall be net of any amounts actually paid by such insurance carrier with respect to such insured claim; provided, however, that such limitation shall only be to the extent that such amounts are paid without recourse to the indemnified party by way of deductibles, re-insurance, retro-payments or other risk or loss sharing arrangement.

     9.6 Notice; Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize in reasonable detail the bases for the claim for indemnification, the amount of such claim for indemnification and, if applicable, any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate

Offer of Purchase and Sale


under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

     9.7 Satisfaction of Stockholder Indemnification Obligations. In furtherance of, and without limiting, any right to indemnification with respect to any Buyer Indemnifiable Claim which Buyer or Canco may have against any Stockholder hereunder, Buyer or Canco shall be obligated to collect amounts payable to such party pursuant to this Article 9 (i) first, by the assignment and transfer by Escrow Agent in accordance with the Escrow Agreement of that number of Exchangeable Shares exchangeable for shares of Buyer Stock having an aggregate value (based upon a per share value of $4.875 (U.S.)) equal to such amount payable, (ii) second, by the assignment and transfer of Exchangeable Shares or shares of Buyer Stock held by one or more Stockholders having an aggregate value (based upon a per share value of $4.875 (U.S.)) equal to such amount payable and
(iii) third, by the delivery of cash in an amount equal to such amount payable. The provisions of this Section 9.7 shall not be deemed to limit in any way Buyer's or Canco's right to collect any amount due under this Section 9 directly from any one or more Stockholder.

SECTION 10. MISCELLANEOUS.
--------------------------

     10.1 Fees and Expenses.

          (a) Buyer shall pay its expenses in connection with the transactions contemplated by this Agreement. Upon the Closing, Buyer shall pay $100,000 (CDN) of the fees, expenses and disbursements of counsel and one tax adviser incurred by the Company and/or the Stockholders solely in connection with the transaction contemplated by this Agreement and the Lasiris Corporate Reorganization; provided however that if the Closing does not occur on or prior to May 29, 1998 unless the Closing has been postponed in accordance with the terms hereof, each of the Company, SPEQ, the Stockholders and Buyer shall bear its or their own expenses and costs in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Except as specifically contemplated by Section 10.1(a) above, the Stockholders will pay all costs incurred by or on behalf of the Stockholders whether at or subsequent to the Closing, in connection with the transactions contemplated by this Agreement and the Lasiris Corporate Reorganization, including without limitation, all transfer taxes and

Offer of Purchase and Sale


charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company or SPEQ.

     10.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Provinces of Quebec, Canada and the federal laws of Canada applicable therein without regard to its conflict of laws provisions.

     10.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States or Canadian, as the case may be, post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                         Stocker & Yale, Inc.
---------                         32 Hampshire Road
                                  Salem, NH  03079
                                  Attn: Mr. Mark W. Blodgett

With a copy to:                   Goodwin, Procter & Hoar  LLP
                                  Exchange Place
                                  Boston, MA 02109
                                  Attn: Stuart M. Cable, Esq.

TO COMPANY:                       Lasiris, Inc.
-----------                       3549, Ashby, Saint-Laurent
                                  Quebec, Canada H4R 2K3
                                  Attn: Alain Beauregard

With a copy to:                   McCarthy Tetrault
                                  Le Complexe St. Amable
                                  1150, Rue Claire Fontaine
                                  7E Etage
                                  Attn: Mario LaCombe, Esq.

TO ANY STOCKHOLDER:               To the address of any SPEQ Stockholder
-------------------               Representative as set forth on the signature
                                  pages hereto.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.



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


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     10.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

     10.5 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Company, SPEQ and the Stockholders; provided however that such assignment shall not release Buyer with respect to its obligations to the Stockholders, (i) to provide shares of Buyer Stock in exchange for Exchangeable Shares as contemplated hereby, (ii) under the Support Agreement (iii) under Section 9 hereof or (iv) pursuant to the Confidentiality Agreement. This Agreement may not be assigned by the Stockholders, SPEQ or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     10.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     10.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     10.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     10.9 Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

     10.10 Consent to Jurisdiction. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the courts of the province of Quebec, Canada for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

     10.11 Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Company, SPEQ or the

Offer of Purchase and Sale


Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company, SPEQ or the Stockholders, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach.

     10.12 Attorneys' Fees. In the event of any dispute hereunder between the parties hereto, the prevailing party in any litigation or arbitration instituted hereunder shall be entitled to recover from the other its costs and expenses thereof, including, specifically, its reasonable attorneys' fees.

     10.13 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto. Neither this Agreement nor any of the transactions contemplated hereby shall be deemed to create or enlarge any rights in any person or entity not a party hereto.

     10.14 Further Assurances. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed delivered and filed, such further documents and instruments, and to obtain such consents, as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the Closing.

     10.15 Currency. The parties agree that all references to currency in this Agreement shall be to Canadian Dollars unless otherwise specified.

     10.16 Preparation of Schedules and Exhibits. It is acknowledged that the Schedules and Exhibits referred to in this Agreement have not been attached upon the execution and delivery hereof. The parties agree to negotiate in good faith mutually acceptable Schedules and Exhibits to be attached to this Agreement within fifteen (15) days of the date of this Agreement. In the event the parties acting in good faith are unable to reach agreement with respect to such Schedules and Exhibits on or prior to such date, either party may terminate this Agreement in accordance with Section 7.1 above, mutatis mutandis.

     10.17 Language. At the request of the parties, this agreement and all documents relating thereto have been, and shall be, drawn up in the English language. A la demande des parties aux presentes, cette convention et tout dcument s'y rapportant ont ete rediges en langue anglaise.





                  [Remainder of Page Intentionally Left Blank]

Offer of Purchase and Sale


     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                        BUYER:
                                        ------

                                        STOCKER & YALE, INC.


                                        By:    /s/ Mark W. Blodgett
                                               ---------------------------
                                               Mark W. Blodgett

                                        Title: Chairman and Chief Executive
                                               Officer

Offer of Purchase and Sale


                                         COMPANY:

                                         LASIRIS, INC.


                                         By:    /s/ Alain Beauregard
                                                ---------------------------
                                         Title: President

Offer of Purchase and Sale



                                         PRINCIPAL STOCKHOLDERS:


                                         /s/ Alain Beauregard
                                         ---------------------------
                                         Alain Beauregard

                                         /s/ Luc Many
                                         ---------------------------
                                         Luc Many

Offer of Purchase and Sale


                                         SPEQ STOCKHOLDER
                                         REPRESENTATIVES:
                                         ----------------


                                         /s/ Vincent Gauthier
                                         -----------------------------
                                         Vincent Gauthier
                                         Address:


                                         /s/ Paul-Benoit Tremblay
                                         -----------------------------
                                         Paul-Benoit Tremblay
                                         Address:



                                         SPEQ STOCKHOLDERS:
                                         ------------------


                                         /s/ Alain Battikha
                                         -----------------------------
                                         Alain Battikha


                                         /s/ Pierre Begin
                                         -----------------------------
                                         Pierre Begin


                                         /s/ Pascal Boudreault
                                         -----------------------------
                                         Pascal Boudreault


                                         /s/ Bernard Claveau
                                         -----------------------------
                                         Bernard Claveau


                                         /s/ Suzanne Laurent
                                         -----------------------------
                                         Suzanne Laurent


                                         /s/ Donat Gagnon
                                         -----------------------------
                                         Donat Gagnon


                                         /s/ Claude Gagnon
                                         -----------------------------
                                         Claude Gagnon

Offer of Purchase and Sale




                                         /s/ Marcel Gauthier
                                         -----------------------------
                                         Marcel Gauthier


                                         /s/ Serge Martin
                                         -----------------------------
                                         Serge Martin


                                         /s/ Gilles Pedneault/Vincent Gauthier
                                         -----------------------------
                                         Gilles Pedneault


                                         /s/ Denis St. Hilaire
                                         -----------------------------
                                         Denis St. Hilaire


                                         /s/ Alice Tremblay
                                         -----------------------------
                                         Alice Tremblay


                                         /s/ Vincent Gauthier
                                         -----------------------------
                                         Vincent Gauthier


                                         /s/ Paul-Benoit Tremblay
                                         -----------------------------
                                         Paul-Benoit Tremblay